SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: December 16, 2005
(Date of Earliest Event Reported)
INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)
214-750-5800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers
     (b)     On December 16, 2005, R. Neil Crouch II, Executive Vice President and Chief Financial Officer since September 17, 2004 of Income Opportunity Realty Investors, Inc. (“IOT” or the “Company”), resigned as an officer and the principal financial and accounting officer of the Company.
     (c)     On December 16, 2005, the Board of Directors of the Company appointed Steven A. Abney, age 50, Executive Vice President and Chief Financial Officer of the Company (principal financial and accounting officer). Mr. Abney is also Executive Vice President and Chief Financial Officer (since September 2005) of American Realty Investors, Inc. and Transcontinental Realty Investors, Inc., both of which have securities listed on the New York Stock Exchange. Mr. Abney was Vice President — Finance and Chief Accounting Officer/Principal Financial Officer (from November 2001 to February 2005) of (and was employed from November 2001 to August 2005) by CRT Properties, Inc. (formerly known as Koger Equity, Inc.), a Boca Raton, Florida-based real estate enterprise which had its securities listed on the New York Stock Exchange until September 27, 2005. For more than four years prior thereto, Mr. Abney was Executive Vice President and Chief Financial Officer of Konover & Associates, Inc., a privately-held real estate developer based in Farmington, Connecticut. Mr. Abney has been a Certified Public Accountant since 1980. Mr. Abney is an employee of Prime Income Asset Management, LLC, the contractual advisor to American Realty Investors, Inc. and Transcontinental Realty Investors, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: December 20, 2005	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Louis J. Corna
Louis J. Corna, Executive Vice President, Tax and General Counsel and Secretary